Exhibit 99.1

FORESTAR REPORTS SELECT PRELIMINARY FISCAL 2020 SECOND QUARTER RESULTS

Company to Release Full 2020 Second Quarter Results on April 23, 2020

ARLINGTON, Texas (Business Wire) - April 7, 2020

Forestar Group Inc. ("Forestar") (NYSE: FOR), a leading national residential lot developer, today reported select preliminary results for its second quarter and six months ended March 31, 2020.
Revenues for the second quarter of fiscal 2020 increased 144% to $159.1 million from $65.3 million in the same quarter of fiscal 2019. Residential lots sold in the quarter increased 256% to 1,951 lots compared to 548 lots in the same quarter of fiscal 2019.
Revenues for the six months ended March 31, 2020 increased 292% to $406.4 million from $103.8 million in the same period of fiscal 2019. Residential lots sold in the first six months of fiscal 2020 increased 310% to 4,373 lots compared to 1,066 lots sold in the same period of fiscal 2019.
The Company ended the second quarter with $438.2 million of unrestricted cash and $349.0 million of available borrowing capacity on its senior unsecured revolving credit facility for total liquidity of $787.2 million. Debt at March 31, 2020 totaled $640.1 million, with no senior note maturities until fiscal 2024.
COVID-19
Economic fundamentals remained solid in the housing and residential lot development markets throughout most of the second quarter of fiscal 2020. During the latter part of March and into April, the impacts of the COVID-19 pandemic (COVID-19) and the related widespread reductions in economic activity began to adversely affect the Company’s business operations and the demand for its residential lots. The Company has been informed by D.R. Horton and other homebuilders that they are slowing their purchases of lots to adjust to lower levels of home sales orders, compared to the period leading up to the pandemic.

The Company's results of operations are affected by economic conditions that impact the housing and land development markets. There is uncertainty regarding the extent and timing of disruption that COVID-19 and related government directives, actions and economic relief efforts will have on the U.S. economy, capital markets and demand for the Company's lots. The extent to which COVID-19 impacts Forestar's operational and financial performance will depend on future developments, including the duration and spread of COVID-19 and the impact on the Company's customers, trade partners and employees, all of which are highly uncertain and cannot be predicted.

In almost all municipalities across the U.S. where social distancing and other restrictions have been issued, residential construction has been designated an essential business as part of critical infrastructure. The Company has continued its lot development operations in those markets where allowed in order to supply D.R. Horton and other homebuilders finished lots for residential construction. The Company has implemented operational protocols to comply with social distancing and other health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

The Company believes it is well positioned to operate in this uncertain environment because of its relationship with D.R. Horton, its low net leverage and strong liquidity position. During this period of uncertainty, the Company intends to limit its land acquisition spending and carefully monitor lot development spending based on its current and anticipated future sales pace.

Guidance
Due to the current uncertainty in the U.S. economy and the Company's business operations resulting from COVID-19, the Company has withdrawn its previously issued guidance for both fiscal 2020 and 2021.

Conference Call and Webcast Details
The Company will release full financial results for its second quarter and six months ended March 31, 2020 on April 23, 2020 after the market close. The Company will host a conference call the same day at 5:00 p.m. Eastern Time. The dial-in number is 877-407-9205, and the call will also be webcast from the Company’s website at investor.forestar.com.

About Forestar Group Inc.
Forestar Group Inc. is a residential lot development company with operations in 50 markets and 21 states at March 31, 2020 and is a majority-owned subsidiary of D.R. Horton, the largest homebuilder by volume in the United States since 2002.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date this release was issued. Forestar does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include all commentary in the COVID-19 section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the impact of COVID-19 on the economy; the effect of D.R. Horton's controlling level of ownership on us and the holders of our securities; our ability to realize the potential benefits of the strategic relationship with D.R. Horton; the effect of our strategic relationship with D.R. Horton on our ability to maintain relationships with our vendors and customers; demand for new housing, which can be affected by a number of factors including the availability of mortgage credit, job growth and fluctuations in interest rates; competitive actions by other companies; accuracy of estimates and other assumptions related to investment in and development of real estate, the expected timing and pricing of land and lot sales and related cost of real estate sales; our ability to comply with our debt covenants, restrictions and limitations; our ability to hire and retain key personnel; changes in governmental policies, laws or regulations and actions or restrictions of regulatory agencies; general economic, market or business conditions where our real estate activities are concentrated; our ability to achieve our strategic initiatives; our ability to obtain future entitlement and development approvals; our ability to obtain or the availability of surety bonds to secure our performance related to construction and development activities and the pricing of bonds; obtaining reimbursements and other payments from governmental districts and other agencies and timing of such payments; the levels of resale housing inventory in our projects and the regions in which they are located; fluctuations in costs and expenses, including impacts from shortages in materials or labor; the opportunities (or lack thereof) that may be presented to us and that we may pursue; the strength of our information technology systems and the risk of cybersecurity breaches; and the conditions of the capital markets and our ability to raise capital to fund expected growth. Additional information about issues that could lead to material changes in performance is contained in Forestar's annual report on Form 10-K and subsequent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
Investor Relations:
Jessica Hansen, 817-390-8195
InvestorRelations@forestar.com

FORESTAR GROUP INC.
Preliminary Revenues and Residential Lots Sold
(Unaudited)

REVENUES
	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
	(In millions)
Residential lot sales:
Development projects	$98.6	$34.5	$216.2	$70.6
Lot banking projects	57.0	12.7	157.9	14.9
Change in contract liabilities	0.8	2.1	(0.6)	(1.5)
	156.4	49.3	373.5	84.0
Residential tract sales	—	—	30.0	—
Commercial tract sales	2.5	15.0	2.5	18.5
Other	0.2	1.0	0.4	1.3
	$159.1	$65.3	$406.4	$103.8

RESIDENTIAL LOTS SOLD
	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Development projects	1,272	412	2,678	874
Lot banking projects	679	136	1,695	192
	1,951	548	4,373	1,066

Average sales price per lot (1)	$79,738	$86,177	$85,563	$80,243

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(1)Excludes any impact from change in contract liabilities.